HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of the 1st day of May, 2011, to the Fund Accounting Servicing Agreement, dated as of April 28, 2006, as amended November 1, 2009 (the "Fund Accounting Agreement"), is entered into by and among HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC,  a Delaware limited liability company (the “Adviser”), HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST, a Delaware business trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the Fund Accounting Agreement; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Appendix I to Exhibit E is hereby superseded and replaced with Amended

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ J. Michael Fields	By: /s/ Michael R. McVoy

Name: J. Michael Fields	Name: Michael R. McVoy

Title: Chief Operating Officer	Title: Executive Vice President

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

By: /s/ J. Michael Fields

Name: J. Michael Fields

Title: Secretary

Exhibit A
to the Hatteras Alternative Mutual Funds Trust
Fund Accounting Servicing Agreement

Separate Series of  Hatteras Alternative Mutual Funds Trust

Name of Series
Hatteras Alpha Hedged Strategies Fund – No Load Class, Class A and Class C
Hatteras Beta Hedged Strategies Fund – No Load Class and Class C
Hatteras Long/Short Equity Fund - Class A and Institutional Class
Hatteras Long/Short Debt Fund - Class A and Institutional Class
Hatteras Hedged Strategies Fund - Institutional Class

Exhibit B to the Fund Accounting Servicing Agreement Hatteras Alternative Mutual Funds Trust and Underlying Funds Trust Fee Schedule Effective May 1, 2011

Annual Fee Based Upon Market Value of Complex*Note 1

$[ ] on the first $[ ] million of assets
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis point on the next $[ ] billion
[ ] basis points on the balance
Plus sub-advisor fee of $[ ] per advisor
        *Minimum annual fee up to [ ] funds with [ ] classes.
           Additional fee is $[ ] per fund and $[ ] per class.

Additional Services Fee Note 1, 2
▪ $[ ] /year
Note 2:  Additional services includes the following:

Chief Compliance Officer Support
USBFS provides on-going support to the fund’s CCO’s including:
▪ Daily consulting and responding to inquiries and requests
▪ Periodic reporting and conference calls with all CCO’s
▪ Periodic forums for USBFS CCO to meet with client CCO’s
▪ Quarterly certifications and reporting on procedures and compliance events
▪ Access to CCO portal

Advisor Information Source (AIS) Web Portal
The AIS portal provides position, transaction and compliance reporting.  Reports can be scheduled and delivered to the secure AIS inbox.  Customize the output and format of information to fit your needs.  Import the data through an interface and query information on demand.  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Conversion and extraordinary services quoted separately.

Note 1:  Fees are billed monthly and subject to annual CPI increase, Milwaukee MSA.

Exhibit B (continued) to the Fund Accounting Servicing Agreement

Fund Accounting Servicing Agreement Hatteras Alternative Mutual Funds Trust and Underlying Funds Trust Supplemental Services at May 1, 2011

Pricing Services
▪ $[ ] Domestic and Canadian Equities/Options
▪ $[ ] Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $[ ] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪ $[ ] - Bank Loans
▪ $[ ] - Credit Default Swaps/Swaptions
▪ $[ ] - Basic Interest Rate Swaps
▪ $[ ] /Fund per Month - Mutual Fund Pricing
▪ $[ ] /Foreign Equity Security per Month for Corporate Action Service
▪ $[ ] /Domestic Equity Security per Month for Corporate Action Service
▪ $[ ] /Month Manual Security Pricing (>[ ]/day)

Factor Services (BondBuyer)
▪ $[ ] /CMO/Month
▪ $[ ] /Mortgage Backed/Month
▪ $[ ] /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪ $[ ] on the First [ ] Securities/Day
▪ $[ ] on the Balance of Securities/Day

Comparison Pricing Services
▪ $[ ] /Equity/Month
▪ $[ ] /Bond/Month

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.